Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) of June 3, 2025, by and between THE GEO GROUP, INC., a Florida corporation and CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership (together, “Seller”) and the STATE OF OKLAHOMA, a body politic (“Purchaser”).

ARTICLE 1. PROPERTY AND PURCHASE PRICE

1.1 Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property commonly known as the Lawton Correctional Center:

(i)

a tract of land containing approximately 560 acres of land as more particularly described on Exhibit A attached hereto and incorporated herein by reference for all purposes which consists of “Parcels 1-5”, together with (i) all rights and interests appurtenant thereto, (ii) all minerals, oil, gas and other hydrocarbon substances thereon or thereunder, to the extent owned by Seller, and (iii) all access, air, water, riparian, development, utility and solar rights related thereto (collectively, “Real Property”).

(ii)

All buildings and other improvements located on Parcels 1 and 2 of the Real Property, including, without limitation, that certain building containing approximately 550,422 square feet, together with any and all fixtures of any kind owned by Seller and attached to or used in connection with the ownership, maintenance, or operation of the Real Property or improvements located thereon, together with all rights, title and interest appurtenant thereto (collectively, the “Improvements”).

(iii)

All tangible personal property owned by Seller and located on, used in connection with the management, operation, or repair of the Real Property or attached to the Real Property (“Personal Property”), which personal property excludes the personal property listed on Exhibit “B” attached hereto and made a part hereof for all purposes.

(iv)	To the extent assignable, all of Seller’s rights, title and interest in all Operating Contracts (as hereinafter defined), subject to the limitations of Section 9.2 below.

(v)

To the extent assignable, all of Seller’s rights, title and interest in and to all permits, licenses, certificates of occupancy, warranties, telephone exchange numbers, architectural or engineering plans and specifications, and governmental approvals which relate to the Real Property, the Improvements or the Personal Property (hereinafter collectively referred to as the “General Intangibles”).

The above listed items are herein collectively called the “Property”. All of the Property shall be conveyed, assigned, and transferred to Purchaser at Closing (as hereinafter defined), free and clear of all liens, claims, easements, and encumbrances whatsoever, except for the Permitted Exceptions (as hereinafter defined).

1.2 Purchase Price. The purchase price (the “Purchase Price”) of the Property shall be Three Hundred Twelve Million and 0/100 ($312,000,000.00).

ARTICLE 2. DUE DILIGENCE

2.1 Property Information. Within five (5) days after the Effective Date, Seller shall provide or make available to Purchaser copies of the following to the extent same are within Seller’s possession or control and pertain to the Property (collectively, the “Property Information”): (i) the latest real and personal property tax bills and value renditions from all taxing authorities; (ii) any environmental reports; (iii) any written notices, reports, citations, orders, decisions, correspondence, or memoranda from any governmental authority addressed to Seller (including, but not limited to, copies of any zoning letters) and applications by Seller to any governmental authority; (iv) copies of all plans and specifications for the Improvements (and any proposed improvements on the Property), (v) copies of any service agreements and contracts relating to the upkeep, repair, maintenance or operation of the Property, including the Improvements and the Personal Property (collectively, the “Operating Contracts”), and (vi) all permits issued by any governmental authority relating to the operation of the Property and any agreements with any governmental agency or authority.

2.2 Upon Seller’s receipt or production of any Property Information after the initial delivery date specified above, Seller shall promptly furnish such Property Information to Purchaser and shall continue to provide the same during the pendency of this Agreement. All of the Property Information is provided simply as an accommodation to Purchaser, and Seller makes no representations as to its accuracy or completeness. Purchaser understands that some of the foregoing documents were provided by others to Seller and were not prepared by or verified by Seller. In no event shall Seller be obligated to deliver or make available to Purchaser any of Seller’s internal memoranda, attorney-client privileged materials or appraisals of the Property, if any.

In the event the transaction contemplated hereby shall fail to close for any reason, Purchaser shall, at its expense, promptly deliver to Seller (a) all existing originals and copies of the Property Information supplied to Purchaser by Seller or its agents and (b) true and complete copies of any written information concerning the Property prepared by third parties on behalf of Purchaser in connection with its investigations hereunder (including any reports, audits and appraisals). Seller shall not hold Purchaser responsible for the accuracy of any information prepared by third parties which is delivered to Seller in connection with this Section 2.1. The terms of this Section 2.1 shall survive the termination of this Agreement.

2.3 Due Diligence Period. The term “Due Diligence Period” shall mean the period ending at 5:00 p.m., Central time on July 14, 2025.

2.4 Right of Access and Investigation. Purchaser shall have the right, at any time or times during the Due Diligence Period upon reasonable notice (but not less than 48 hours) to Seller, to investigate and inspect the Property during the Due Diligence Period to determine whether the Property is suitable for Purchaser’s intended use. Among the factors that may be considered by Purchaser are, without limitation, the zoning and other restrictions on the use of the Property, availability of utilities, access to and from the Property, environmental condition, soil and subsoil conditions, drainage, market studies, the economic feasibility of any future development of the Property and any or all other matters which Purchaser may deem relevant in its sole and absolute discretion. Seller hereby grants to Purchaser, its agents and contractors, reasonable access to the Property for the purpose of conducting surveys, architectural, engineering, geotechnical, and environmental inspections and tests, feasibility studies, and any other inspections, studies or tests reasonably required by Purchaser in connection with Purchaser’s due diligence. If the Purchaser desires to do any invasive testing at the Property, Purchaser shall submit a work plan outlining the scope of the work to be performed and obtain Seller’s prior written consent to conduct such invasive testing, such consent not to be unreasonably withheld by Seller. Purchaser shall permit Seller or its representative to be present to observe any testing or other inspection or due diligence review performed on or at the Property. If any inspection or test performed by Purchaser or its authorized agents and contractors disturbs the Property, Purchaser will restore the Property to the same condition as existed immediately prior to any such inspection or test. Notwithstanding anything to the contrary contained herein, Purchaser shall not contact any governmental authority without first obtaining the prior written consent of Seller thereto in Seller’s sole discretion, and Seller, at Seller’s election, shall be entitled to have a representative participate in any telephone or other contact made by Purchaser to a governmental authority and present at any meeting by Purchaser with a governmental authority.

Purchaser certifies that it shall maintain, for the duration of this Agreement and during any entry upon the Property, insurance, or a program of self-insurance governed by the Oklahoma Governmental Tort Claims Act, in an amount that will be adequate to cover its respective obligations and/or risks hereunder.

Purchaser agrees to keep the Property free and clear of any liens filed against the Property and to protect, defend and hold Seller and its partners, agents, officers, contractors and employees harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys’ fees), damages, liens or injuries arising out of or resulting from the inspection of, or entry on, the Property by Purchaser or its agents or consultants. Such obligation to hold harmless Seller shall survive any termination of this Agreement.

2.5 Termination. If Purchaser determines, in its sole judgment and discretion, that the Property is not suitable for Purchaser’s intended use or is otherwise unacceptable for any reason (or for no reason) in Purchaser’s sole judgment and discretion, Purchaser or its counsel shall give Seller written notice of termination on or before the end of the Due Diligence Period. If such termination notice from Purchaser is not timely given, this Agreement shall continue in full force and effect pursuant to the terms hereof. Notwithstanding anything in this Section 2.4 to the contrary, nothing herein shall be construed to be nor is it intended to be a waiver by Purchaser of any other rights of Purchaser to terminate this Agreement.

2.6 Intentionally Deleted.

2.7 As-Is Purchase. Purchaser acknowledges that Purchaser will have independently and personally inspected the Property and that Purchaser has entered into this Agreement based upon its ability to make such examination and inspection. THE PROPERTY IS BEING SOLD IN AN “AS IS” CONDITION AND “WITH ALL FAULTS” AS OF THE DATE OF THIS AGREEMENT AND AS OF THE CLOSING DATE. EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY SELLER OR BY ANY DIRECTOR, OFFICER, PERSON, FIRM, AGENT OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO THE CONDITION OR REPAIR OF THE PROPERTY OR THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL THEREOF OR AS TO ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, REPAIR, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE (AS HEREINAFTER DEFINED) REFLECTS THE “AS-IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. THE TERMS AND PROVISIONS OF THIS SECTION 2.7 SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

ARTICLE 3. TITLE AND SURVEY

3.1 Delivery of Title Commitment and Survey. Seller, at Purchaser’s expense, shall obtain and deliver to Purchaser within twenty (20) days after the Effective Date, (i) a current, effective commitment for title insurance (the “Title Commitment”) issued by the Title Company, in the amount of the Purchase Price, naming Purchaser as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment; and (ii) a copy of the on-the-ground survey of the Parcel 1 of the Property dated February 7, 2023 (the “Parcel 1 Survey”), which does not include Parcels 2-5 of the Property. Purchaser, at its expense, shall have the right to update the Parcel 1 Survey and to have Parcels 2-5 of the Property surveyed if it chooses, all at Purchaser’s expense.

3.2 Title Review and Cure. Purchaser shall notify Seller in writing (the “Title Notice”) within five (5) business days after last to be received by Purchaser of the Title Commitment, including all documents referred to in the Title Commitment, and the Survey, delivered by the Seller, which exceptions to title (including survey matters), if any, will not be accepted by Purchaser (the “Title Review Period”). If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title prior to the expiration of the Title Review Period, Purchaser shall be deemed to have approved the condition of title (including survey matters) to the Property as then reflected in the Title Commitment and on the Survey, excluding all Monetary Liens (hereinafter defined). Seller shall notify Purchaser in writing within five (5) business days after its receipt of the Title Notice, indicating which objections to title (and survey) Seller will cure (the “Cure Notice”). If Seller fails to timely deliver the Cure Notice to Purchaser, Seller shall be deemed to have elected not to cure any of the objections specified in the Title Notice at or prior to Closing. Seller shall have no obligation to cure title objections except liens of an ascertainable amount created by, under or through Seller and any mechanics’ and materialmen’s liens (or, at Seller’s election, bond around in accordance with applicable State law and Title Company requirements if the same is being validly contested in good faith) filed against the Property during the pendency of this Agreement, unless the same arise by, through or under Purchaser, its employees, agents or contractors (“Monetary Liens”). Purchaser shall have until five (5) business days after delivery of the Cure Notice or the date by which Seller has been deemed to have elected not to cure any of the title objections (other than Monetary Liens) to provide Seller with written notice indicating that either (A) Purchaser waives the objections that Seller has not agreed to cure (whereby such exceptions shall be deemed Permitted Exceptions); or (B) Purchaser elects to terminate this Agreement, and neither party hereto shall have any further obligations hereunder except for any hold harmless obligations or other provisions of this Agreement that specifically survive the termination of this Agreement. If Seller does not receive such a notice from Purchaser then Purchaser shall be deemed to have elected option (A) above. Seller agrees to remove any exceptions or encumbrances to title which are created by, under or through Seller after the date of this Agreement and which are not permitted by the terms of this Agreement. As used in this Agreement, the term “Permitted Exceptions” shall mean:

(i)

those matters that either are not objected to in writing within the time period provided in this Section 3.2, or if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure, excluding all Monetary Liens, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

(ii)	the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing, subject to adjustment as herein provided;

(iii)

local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

(iv)	the standard pre-printed exceptions to title customarily excepted by title companies in similar transactions; and

3.3 Delivery of Title Policy at Closing. At the Closing, Purchaser shall have the right to obtain, at Purchaser’s expense, an ALTA form (or other form required by applicable State law) Owner Policy of Title Insurance (“Title Policy”) issued by the Title Company, dated the date and time of the recording of the Deed in the amount of the Purchase Price, insuring Purchaser as owner of good and indefeasible fee simple title to the Property, free and clear of all liens, claims, easements and encumbrances whatsoever, subject only to the Permitted Exceptions. Seller shall execute, at Closing, an affidavit satisfactory to Purchaser and to the Title Company in order for the Title Company to delete its standard printed exception as to parties in possession, unrecorded liens, and similar matters. The Title Policy must contain any endorsements that the Title Company has agreed to issue during the Due Diligence Period if the requirements for issuance are satisfied. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment promptly after the Closing Date.

3.4 Title and Survey Costs. Seller has paid the cost of the existing Parcel 1 Survey. The cost of updating the Parcel 1 Survey and of surveying Parcels 2-5 to be paid by the Purchaser. The premium for the Title Policy, including the premium for extended coverage (including the cost for the survey deletion) and any endorsements thereto requested by Purchaser or its lender, shall be paid by Purchaser.

ARTICLE 4. CONDITIONS TO CLOSING

Purchaser shall not be obligated to close this transaction until all of the following requirements and conditions have been performed:

4.1 No Breach. All of the representations and warranties contained in Section 6.1 hereof shall be true and correct in all material respects on the Closing Date.

4.2 Failure to Satisfy Conditions. If any of the conditions in this Article 4 are not satisfied by the date stated therein, then Purchaser may (i) terminate this Agreement by written notice to Seller, in which event all further rights and obligations of the parties under this Agreement shall terminate; or (ii) waive such condition (and failure to give notice pursuant to clause (i) above shall constitute such waiver).

ARTICLE 5. CLOSING

5.1 Closing. The consummation of the transaction contemplated herein (the “Closing”) shall occur at the Title Company, at such other location to which the parties may mutually agree, or through an escrow closing with the Title Company, and shall take place no later than July 25, 2025 (the “Closing Date”).

5.2 Seller’s Deliveries in Escrow. At the Closing, Seller shall deliver to the Title Company the following documents:

(a) Deed. A Special Warranty Deed in the form attached hereto as Exhibit “C” and incorporated herein by reference for all purposes (the “Deed”), executed and acknowledged by Seller, conveying to Purchaser good and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions.

(b) Bill of Sale. A bill of sale, fully executed and acknowledged by Seller, in the form attached hereto as Exhibit “D” and incorporated herein by reference for all purposes, conveying to Purchaser the Personal Property free and clear of all liens, claims and encumbrances.

(c) General Assignment and Assumption Agreement. A general assignment and assumption agreement in the form attached hereto as Exhibit “E” and incorporated herein by reference for all purposes (the “General Assignment”), conveying to Purchaser, to the extent assignable, the Operating Contracts which Purchaser has elected to assume and the General Intangibles, free and clear of all liens, claims and encumbrances.

(d) Authority. Evidence of existence, organization, and authority of Seller and the authority of the person executing documents on behalf of Seller, reasonably satisfactory to the Title Company.

(e) Assignment of Property Information and Utility Rights. Such assignments and other documents, certificates and reliance letters as Purchaser may reasonably require in order to fully and completely transfer and assign to Purchaser all of Seller’s right, title, and interest, in and to the Property Information, all documents and contracts related thereto, and any other permits, utility rights, and rights under utility agreements and similar rights necessary to transfer adequate utility capacity to the Property to serve or service Purchaser’s intended use.

(f) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller. If Seller fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Purchaser may proceed with withholding provisions as provided by law.

(g) Seller’s Affidavit. A seller’s affidavit or similar certification as may be required by the Title Company to issue the Title Policy.

(h) State Law Disclosures. Such disclosures and reports required by applicable local law in connection with the conveyance of real property.

(i) Additional Documents. Any additional documents that Purchaser or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

5.3 Purchaser’s Deliveries in Escrow. At the Closing, Purchaser shall deliver to the Title Company the following:

(a) Purchase Price. The Purchase Price, plus or minus applicable prorations, deposited by Purchaser with the Title Company in immediate, same-day federal funds (all or any part of which may be the proceeds of a loan) wired for credit into such account as the Title Company may designate. The Purchase Price shall not be released to Seller until the Title Company has confirmed that the conveyance documents have been recorded for the Property.

(b) General Assignment. An executed counterpart of the General Assignment.

(c) Authority. Evidence of existence, organization, and authority of Purchaser and the authority of the person executing documents on behalf of Purchaser, reasonably satisfactory to the Title Company.

(d) State Law Disclosures. Such disclosures and reports required by applicable State and local law in connection with the conveyance of real property.

(e) Additional Documents. Any additional documents that Seller or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

5.4 Closing Statements/Escrow Fees. At the Closing, Seller and Purchaser shall execute closing statements consistent with this Agreement in form required by the Title Company. Seller and Purchaser agree to pay closing costs as indicated in this Agreement. The Title Company’s escrow fee and all transfer taxes shall be paid one-half by Purchaser and one-half by Seller. Except as otherwise provided for in this Agreement, Seller and Purchaser will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. Any other closing costs not specifically designated as the responsibility of either Purchaser or Seller in this Agreement shall be paid by Seller and Purchaser according to the usual and customary allocation of the same by the Title Company.

5.5 Possession. At Closing, Seller shall deliver possession of the Property to Purchaser in the condition existing as of the date of this Agreement, subject only to the Permitted Exceptions.

5.6 Closing Adjustments and Prorations. Except as otherwise provided in this Section 5.6, all adjustments and prorations to the Purchase Price payable at Closing shall be computed as of the end of the day preceding the Closing Date. Seller shall be entitled to receive all revenues and shall be charged with all expenses relating to the ownership and operation of the Property through the day preceding the Closing Date. Prior to the Closing, Seller shall determine the amounts of the prorations in accordance with this Section 5.6 and shall notify Purchaser thereof. Purchaser shall review and approve such determination promptly and prior to the Closing, such approval not to be unreasonably withheld or delayed. Thereafter and on or prior to the Closing, Seller and Purchaser shall inform the Title Company of such amounts and, in accordance therewith, the Title Company shall prorate such items between the parties (and the parties shall deposit funds therefor with the Title Company or shall instruct the Title Company to debit against sums held by the Title Company owing to such party) in accordance with this Section 5.6. Such adjustments and prorations shall include the following:

(i)

Utility Charges. Electric, water, sewer, gas, fuel, waste collection and removal and other utility and operating expenses relating to the Property shall be prorated as of the day preceding the Closing Date. It shall be assumed that the utility charges were incurred uniformly during the billing period in which the Closing occurs. If bills for the applicable period are unavailable, the amounts of such charges will be estimated based upon the latest known bills. Notwithstanding the foregoing, to the extent possible, Seller and Purchaser shall request the utility companies to read the meters as of the date preceding the Closing Date, and Seller shall be responsible for all charges incurred through the day preceding the Closing Date. All prepaid deposits for utilities shall be refunded to Seller at the time of Closing by the utility companies, and it shall be Purchaser’s responsibility to make any utility deposits required for service.

(ii)

Taxes and Special Assessments. District and City ad valorem taxes, including any community association assessments (collectively, “Taxes”) for the Property for the then-current calendar year or other applicable tax period shall be apportioned or prorated between Seller and Purchaser as provided herein (with Purchaser paying the Taxes for the Closing Date). If final tax statements for the calendar year or other applicable tax period in which the Closing occurs are not available at Closing, Purchaser and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates. All prorations shall be based upon a fraction determined by dividing the number of days elapsed up through the date of the Closing Date by 365 (or, if applicable, 366). The parties shall make the appropriate adjusting payment between them when the final tax statements are available. All taxes and interest that become due as a penalty, whether retroactive or not, imposed due to the transfer of the Property or a change in the use of the Property after Closing, from the use prior to the Closing, shall be paid by Purchaser. The terms of this Section 5.6 shall survive the Closing.

5.7 Delivery of Books and Records. Within one (1) business day after the Closing, Seller shall deliver to Purchaser, to the extent in Seller’s possession: all Operating Contracts; maintenance records and warranties; plans and specifications; permits; copies or originals of all books and records of account, contracts, and copies of correspondence with suppliers; receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all advertising materials; booklets; keys; and other items, if any, used in the operation of the Property.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

6.1 Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

(a) Organization and Authority. The GEO Group, Inc., has been duly organized and is validly existing as a Florida corporation. CPT Operating Partnership L.P. has been duly organized and is validly existing as a Delaware limited partnership. Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement has been, and the documents to be executed by Seller pursuant to this Agreement will be, authorized and properly executed and does and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

(b) Conflicts. There is no agreement to which Seller is a party or, to Seller’s knowledge, binding on Seller, which is in conflict with this Agreement or which would be breached by, or would materially impair, Seller’s performance of this Agreement.

(c) Pending Actions. To Seller’s knowledge, there is no action, lawsuit or other proceeding pending or threatened against Seller, or the Property or which challenges or impairs Seller’s ability to execute, deliver or perform this Agreement or Purchaser’s ability to develop the Property for its intended use.

(d) Hazardous Materials. Except as set forth in the Property Information, Seller has received no written notice indicating (i) the presence of any Hazardous Materials in, on or under the Real Property or (ii) any noncompliance or violation of Environmental Laws related to the Real Property or (iii) any environmental lien, charge, assessment, or threatened inclusion of the Real Property into any Super Fund designated cleanup area, or inclusion of the Real Property into any designated environmental area by any governmental body, entity, or agency. The term “Environmental Laws” shall include, without limitation, those laws commonly known as the Clean Air Act, the Clean Water Act, and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”); the Marine Protection, Research, and Sanctuaries Act; the National Environmental Policy Act; the Noise Control Act; the Occupational Safety and Health Act; the Resource Conservation and Recovery Act (“RCRA”), as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning and Community Right-to-Know Act; the Toxic Substance Control Act (“TSCA”); and the Atomic Energy Act; as each of the same may be amended, with implementing regulations and guidelines. Environmental Laws shall also include all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials. The term “Hazardous Materials” shall include, without limitation, any hazardous substance, pollutant, or contaminant regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos, polychlorinated biphenyls, and other substances regulated under TSCA; source material, special nuclear material, and by-product materials regulated under the Atomic Energy Act; and industrial process and pollution control wastes to the extent regulated under applicable Environmental Laws.

(e) Condemnation. To Seller’s knowledge, no condemnation proceedings are pending or threatened with regard to the Property.

(f) Contracts. Except for the Operating Contracts, there are no contracts encumbering any part of the Property. Neither Seller nor any other party is in material default under any of the Operating Contracts.

(g) Violations. As of the Effective Date Seller has not received from any governmental authority written notice of any material violation of any laws, rules, regulations, codes, statutes or ordinances applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be reflected by the Property Information or otherwise disclosed in writing to Purchaser.

(h) Purchase Rights. To Seller’s knowledge, no party other than Purchaser has a purchase option, right of first refusal or other right to purchase the Property.

When used herein, the phrase “to Seller’s knowledge” or derivations thereof shall mean the current actual knowledge of Daniel E. Rebeor, acting in his/their capacity as Vice President, Real Estate of Seller (the “Seller Representative”). Purchaser acknowledges that the Seller Representative is named solely for the purpose of defining and limiting the scope of Seller’s knowledge, and no Seller Representative shall have any personal liability under this Agreement.

Notwithstanding the foregoing provisions of this Section 6.1, in the event that (a) any of Seller’s representations is made “to the knowledge of Seller” and (b) subsequent to the Effective Date information (collectively, the “New Information”) is discovered and presented to Seller, which New Information, if in the possession of Seller on the date hereof, would have rendered such Seller’s representation false in a material respect (i.e., if Seller had actual knowledge of the New Information on the Effective Date then such Seller’s representation, as made by Seller, would have been false in a material respect) then, provided that Seller discloses such New Information to Purchaser prior to the Closing Date: (i) such Seller’s representation shall be deemed to have been remade as of the date such disclosure is made to take such New Information into account, and (ii) such remaking of such Seller’s representation shall not be deemed a breach of such Seller’s representation by Seller; provided, however, that such remaking of such Seller’s representation shall give the Purchaser the right to terminate this Agreement, so long as written notice of the same is delivered within three (3) days after Purchaser’s receipt of the New Information.

The representations and warranties set forth in Section 6.1 are made as of the Effective Date and, except where expressly limited to the Effective Date, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of one (1) year (the “Survival Period”). Purchaser shall have the right to bring an action against Seller on the breach of a representation or warranty hereunder, but only on the following conditions: (i) Purchaser first learns of the breach after Closing and delivers written notice containing a description of the specific nature of such breach to the breaching party within the Survival Period and commences such action for breach within two (2) years of Closing, and (ii) Purchaser shall not have the right to bring a cause of action for a breach of a representation or warranty unless the damage to Purchaser on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $25,000.00. Seller shall not have any liability after Closing for the breach of a representation or warranty hereunder of which the Purchaser had knowledge as of Closing. The provisions of this Section 6.1 shall survive the Closing.

6.2 Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

(a) Conflicts. There is no agreement to which Purchaser is a party or, to Purchaser’s actual knowledge, binding on Purchaser which is in conflict with this Agreement or which would be breached by, or would materially impair, Purchaser’s performance of this Agreement.

(b) Pending Actions. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser or the Property or which challenges or impairs Purchaser’s ability to execute, deliver or perform this Agreement.

(c) Commissions. Purchaser has not dealt with any real estate brokers, salespersons or finders in connection with this transaction that would give rise to any liability or obligation to any party hereunder except as set forth in Section 10.2.

The representations and warranties set forth in Section 6.2 are made as of the Effective Date and, except where expressly limited to the Effective Date, are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing until the expiration of the Survival Period. Seller shall have the right to bring an action against Purchaser on the breach of a representation or warranty hereunder, but only on the following conditions: (i) Seller first learns of the breach after Closing and delivers written notice containing a description of the specific nature of such breach to the breaching party within the Survival Period and commences such action for breach within two (2) years of Closing, and (ii) Seller shall not have the right to bring a cause of action for a breach of a representation or warranty unless the damage to Seller on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $25,000.00. Purchaser shall not have any liability after Closing for the breach of a representation or warranty hereunder of which the Seller had knowledge as of Closing. The provisions of this Section 6.2 shall survive the Closing.

ARTICLE 7. CONDEMNATION

7.1 Condemnation. In the event of any threatened, contemplated, commenced or consummated proceedings in eminent domain prior to the Closing (notice of which shall be given to Purchaser by Seller immediately) respecting any material portion of the Property, Purchaser may, at its option, by notice to Seller given within ten (10) days after Purchaser is notified of such actual or possible proceedings (but before the Closing): (i) unilaterally terminate this Agreement and all further rights and obligations of the parties under this Agreement shall terminate; or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign or cause the owner of the Property to assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the right during the pendency of this Agreement to assist in the negotiations and otherwise deal with the condemning authority in respect of such matter.

7.2 Casualty Loss. If, prior to the Closing Date, all or part of the Property is damaged by fire or by any other cause whatsoever, Seller shall promptly give Purchaser written notice of such damage. If the cost of repairing such damage is not in excess of One Million Dollars ($1,000,000.00) (as determined by Seller’s independent insurer), then (a) Purchaser shall receive at the Closing, to the extent such sums have not been expended on repair work, the amount of the deductible plus an assignment of all insurance proceeds payable as a result of such loss, (b) this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and (c) Seller shall have no obligation to repair such damage. If the cost of repairing damage from such casualty is greater than One Million Dollars ($1,000,000.00) (as determined by Seller’s independent insurer), then Purchaser shall have the right, for a period of ten (10) days from the date of notice of the amount of damage caused by the casualty, but, in any event, prior to the Closing Date, to terminate this Agreement by giving written notice of termination to Seller within such period. Upon such termination, the parties hereto shall be released of any further liability hereunder except as otherwise provided herein. If Purchaser fails to notify Seller within such period of Purchaser’s exercise of its right to terminate this Agreement, then Purchaser shall proceed to Closing and, to the extent such sums have not been expended on repair work, all insurance proceeds received by Seller as a result of such casualty loss plus the amount of the deductible shall be paid to Purchaser at the Closing. If such proceeds have not yet been received by Seller, then Seller’s rights to such proceeds shall be assigned to Purchaser at the Closing upon payment of the full Purchase Price to Seller by Purchaser less the amount of Seller’s deductible and Seller shall have no obligation to repair such damage.

ARTICLE 8. REMEDIES

8.1 Seller’s Damages. If all of the conditions to Purchaser’s obligation to purchase the Property have been satisfied or waived or deemed waived by Purchaser and if Purchaser should fail to consummate this transaction for any reason other than Seller’s default, or the exercise by Purchaser of an express right of termination granted herein, or if Purchaser otherwise defaults in any of its obligations hereunder prior to the Closing, Seller shall be entitled, as its sole remedy either (a) to terminate this Agreement and release Purchaser and Seller from any and all liability hereunder, or (b) to enforce specific performance of Purchaser’s obligation to purchase the Property in accordance with the terms of this Agreement. The parties acknowledge that Seller’s actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties’ best estimate of such damages.

8.2 Purchaser’s Damages. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller’s default hereunder, Purchaser shall be entitled, as its sole remedy, either (a) to terminate this Agreement and release Purchaser and Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to convey the Property to Purchaser in accordance with the terms of this Agreement. Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement, if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before two (2) years following the date upon which Closing was to have occurred.

8.3 Recovery of Damages. Notwithstanding Sections 8.1 and 8.2 hereof, in no event shall the provisions of Sections 8.1 and 8.2 limit the damages recoverable by either party against the other party due to the other party’s obligation to hold harmless such party in accordance with this Agreement or for any defaults by either party after the Closing.

ARTICLE 9. SELLER’S COVENANTS

Seller agrees that during the period from the date hereof through the Closing Date Seller will perform the following covenants:

9.1 Operation. Except as Purchaser may otherwise consent in writing, until the Closing Date, unless this Agreement is sooner terminated, Seller shall not grant to any third party any interest in the Property or any part thereof or further voluntarily encumber the Property.

9.2 Operating Contracts. Seller will not, without the prior written consent of Purchaser (which consent may be withheld in Purchaser’s sole discretion), (i) enter into any Operating Contract that will not be fully performed by Seller on or before the Closing Date, or (ii) amend, modify or supplement any existing Operating Contract or permit in any material respect (but Seller shall terminate any of the same which Purchaser does not approve). Purchaser will have been deemed to have required Seller to terminate in writing at or prior to Closing all of the Operating Contracts unless Purchaser advises Seller in writing of which Operating Contracts it will assume prior to the expiration of the Due Diligence Period. Seller shall deliver at Closing notices of termination of all Operating Contracts that are not so assumed. Purchaser must assume the obligations arising from and after the Closing under those Operating Contracts that Purchaser has agreed to assume. Purchaser shall not be liable for any termination fees and other fees due for the period after the Closing with respect to any Operating Contracts Seller is obligated to terminate at Closing.

ARTICLE 10. MISCELLANEOUS

10.1 Listing and Other Offers. During the pendency of this Agreement, Seller may list the Property with any broker or solicit or accept any offers to purchase the Property, enter into any agreements (binding or not binding) to sell the Property, or engage in any discussions or negotiations with any third party with respect to the sale of the Property.

10.2 Commissions. Each of the parties represents to each other that it has not retained or used the services of a broker or agent in connection with this transaction. Each party agrees to hold the other harmless from any claims of any other brokers or agents for fees or commissions arising out of this transaction attributable to a breach by such party of its representation in the immediately preceding sentence.

10.3 Parties Bound. This Agreement may not be assigned by Purchaser directly or indirectly (including changes in control of Purchaser) to any party without the prior written consent of Seller; provided that Purchaser may assign its rights under this Agreement to an affiliate of Purchaser without obtaining Seller’s consent so long as Purchaser gives Seller and the Title Company written notice of any such assignment at least five (5) days prior to the Closing Date. For the purpose of this Section 10.3, an “affiliate of Purchaser” shall mean any entity controlling, controlled by, or under common control with Purchaser. Subject to the foregoing, this Agreement and all provisions hereof, including, without limitations, all representations and warranties made hereunder, shall extend to, be obligatory upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors, assigns, and beneficiaries of the parties hereto. No assignment by either party shall relieve such party of any obligation under this Agreement whether arising before or after such assignment.

10.4 Headings. The article and paragraph headings of this Agreement are for convenience only and do not limit or enlarge the scope or meaning of the language hereof.

10.5 Provisions Survive. The provisions of this Agreement that contemplate performance after Closing shall survive the Closing and shall not be merged into the instruments of Closing.

10.6 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall be deemed not to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision.

10.7 Governing Law/Jurisdiction/Venue. This Agreement shall be construed and the rights and obligations of Seller and Purchaser hereunder determined in accordance with the internal laws of the State of Oklahoma without regard to the principles of choice of law or conflicts of law. In recognition of the benefits of having any disputes with respect to this Agreement resolved by an experienced and expert person, Seller and Purchaser hereby agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party on or with respect to this Agreement or which in any way relates, directly or indirectly, to this Agreement or any event, transaction, or occurrence arising out of or in any way connected with this Agreement or the Property, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE PARTIES HERETO, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF OKLAHOMA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREE THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN OKLAHOMA COUNTY, OKLAHOMA, (C) SUBMIT TO THE JURISDICTION OF SUCH COURTS, AND, (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREE THAT NONE OF THEM WILL BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

10.8 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

10.9 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or email counterparts of the signature pages.

10.11 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Seller to Purchaser at the Closing, Seller agrees to perform, execute and/or deliver or cause to be delivered, executed and/or delivered, but without any obligation to incur any additional liability or expense, after the Closing any and all further acts, deeds and assurances as may be reasonably necessary to consummate the transactions contemplated hereby and/or to further perfect and deliver to Purchaser the conveyance, transfer and assignment of the Property and all rights related thereto.

10.12 Time. Time is of the essence in the performance of each and every term, condition and covenant contained in this Agreement.

10.13 Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party losing in any final judgment agrees to pay the prevailing party all reasonable costs, charges and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.

10.14 Use of Pronouns. The use of the neuter singular pronoun to refer to Seller and Purchaser shall be deemed a proper reference, even though Seller or Purchaser may be an individual, partnership or a group of two or more individuals. The necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more than one seller or purchaser and to either partnerships or individuals (male or female) shall in all instances be assumed as though in each case fully expressed.

10.15 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Purchaser:	State of Oklahoma
Oklahoma Department of Corrections 4345 N. Lincoln Boulevard
Oklahoma City, Oklahoma 73105
Attn: Steven Harpe

If to Seller:	GEO Group, Inc.
4955 Technology Way
Boca Raton, Florida 33431
Attention Daniel E. Rebeor

With a copy to:	Stephen H. Malato
C/O Hinshaw and Culbertson 151 N. Franklin
Chicago, Illinois 60606

Any such notices shall be either (i) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered on the day three (3) business days after deposit, postage prepaid in the U.S. Mail, (ii) sent by overnight delivery using a nationally recognized overnight courier, in which case it shall be deemed delivered on the day after deposit with such courier, (iii) sent by telefax, in which case notice shall be deemed delivered upon confirmed transmission of such notice, (iv) sent by personal delivery, or (v) by email, in which case notice shall be deemed delivered upon receipt of same. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

10.16 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.17 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designed period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday, in the state in which the Property is located.

10.18 No Waiver. Except as otherwise expressly provided herein, no waiver by Purchaser of any of its rights under this Agreement shall be valid unless in writing signed by Purchaser.

10.19 Section 1031 Exchange.

(a) Seller may structure the disposition of the Property, in whole or in part, as a transaction intended by Seller to qualify as a like-kind exchange under Internal Revenue Code Section 1031 and the Treasury Regulations promulgated thereunder (a “Seller 1031 Exchange”) at Seller’s sole cost and expense. In connection with any Seller 1031 Exchange, Seller shall have the right to assign or transfer its rights and obligations under this Agreement with respect to all or a portion of the Property to a qualified intermediary, an exchange accommodation title holder or one or more single member limited liability companies that are owned by either of the foregoing persons to complete the Seller 1031 Exchange; provided, however, that any such assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. Purchaser shall reasonably cooperate with respect to a Seller 1031 Exchange, including by executing any and all documents reasonably requested in connection therewith and making any payments due under this Agreement to or at the direction of the qualified intermediary or the exchange accommodation title holder, provided that Purchaser shall incur no material costs, expenses or liabilities in connection with any Seller 1031 Exchange. Seller shall defend and hold Purchaser harmless from and against any liabilities, costs, damages, claims, or demands that result as of such cooperation and Purchaser shall not be required to take title to or contract for purchase of any other property. Purchaser may structure the disposition of the Property as a like-kind exchange under Internal Revenue Code Section 1031 at Purchaser’s sole cost and expense. Seller shall reasonably cooperate therein, provided that Seller shall incur no material costs, expenses or liabilities in connection with Purchaser’s exchange. Purchaser shall defend and hold Seller harmless therefrom and Seller shall not be required to take title to or contract for purchase of any other property. If Purchaser uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Purchaser hereunder shall not relieve, release or absolve Purchaser of its obligations to Seller.

(b) Purchaser may structure the disposition of the Property, in whole or in part, as a transaction intended by Purchaser to qualify as a like-kind exchange under Internal Revenue Code Section 1031 and the Treasury Regulations promulgated thereunder (a “Purchaser 1031 Exchange”) at Purchaser’s sole cost and expense. In connection with any Purchaser 1031 Exchange, Purchaser shall have the right to assign or transfer its rights and obligations under this Agreement with respect to all or a portion of the Property to a qualified intermediary, an exchange accommodation title holder or one or more single member limited liability companies that are owned by either of the foregoing persons to complete the Purchaser 1031 Exchange; provided, however, that any such assignment of the rights or obligations of Purchaser hereunder shall not relieve, release or absolve Purchaser of its obligations to Seller. Seller shall reasonably cooperate with respect to a Purchaser 1031 Exchange, including by executing any and all documents reasonably requested in connection therewith and making any payments due under this Agreement to or at the direction of the qualified intermediary or the exchange accommodation title holder, provided that Seller shall incur no material costs, expenses or liabilities in connection with any Purchaser 1031 Exchange. Purchaser shall defend and hold Seller harmless from and against any liabilities, costs, damages, claims, or demands that result as of such cooperation and Purchaser shall not be required to take title to or contract for purchase of any other property.

10.20 Confidentiality.

(a) Prior to Closing, Purchaser and Seller shall each maintain as confidential any and all material obtained about the other or, in the case of Purchaser, about the Property, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party. Except as may be required by law, Purchaser will not divulge any such information to other persons or entities, including, without limitation, appraisers, real estate brokers, or competitors of Seller. Notwithstanding the foregoing, Purchaser shall have the right to disclose information with respect to the Property to its officers, directors, employees, attorneys, accountants, environmental auditors, appraisers, engineers, potential lenders, and permitted assignees under this Agreement and other consultants to the extent necessary for Purchaser to evaluate its acquisition of the Property provided that all such persons are told that such information is confidential and agree to keep such information confidential. The foregoing restrictions shall not apply to information that was in Purchaser’s possession prior to disclosure by Seller or is generally available to the public (other than as a result of Purchaser’s wrongful disclosure thereof).

(b) After Closing, Seller and Purchaser each shall maintain the confidentiality of this sale and purchase and shall not, except as required by law or governmental regulation applicable to the Property and except in connection with any action or suit under this Agreement, disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than investors or prospective investors in Seller or Purchaser and such other persons whose assistance is required in carrying out the terms of this Agreement. Seller and Purchaser shall not at any time announce the sale, issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior approval of Seller and Purchaser.

10.21 BOARD APPROVAL REQUIRED. THIS AGREEMENT IS SUBJECT TO APPROVAL BY THE OKLAHOMA BOARD OF CORRECTIONS AT THE FIRST REGULARLY SCHEDULED BOARD OF CORRECTIONS MEETING ON OR BEFORE JUNE 25, 2025 FOLLOWING EXECUTION OF THIS AGREEMENT.

10.22 FY 2025 CORRECTIONAL SERVICES CONTRACT. THIS AGREEMENT IS SUBJECT TO THE EXECUTION OF AN AMENDMENT OF THAT CERTAIN FY 2025 CORRECTIONAL SERVICES CONTRACT BY AND BETWEEN SELLER AND PURCHASER REFLECTING AN OPERATING DATE ENDING JULY 25, 2025.

SIGNATURE PAGE TO

AGREEMENT OF PURCHASE AND SALE

BY AND BETWEEN

GEO Group, Inc.

AND

State of Oklahoma

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

“Seller”

The GEO Group, Inc., a Florida corporation

By:	/s/ Amber D. Martin
Name: Amber D. Martin
Title: EVP Contract Administration

And

CPT Operating Partnership L.P., a Delaware limited partnership

By:	/s/ Amber D. Martin
Name: Amber D. Martin
Title: EVP Contract Administration

“Purchaser”

State of Oklahoma, a body politic

By:	/s/ Steven Harpe
Name: Steven Harpe
Title: Director, Oklahoma Department of Corrections

TITLE COMPANY’S AGREEMENT AND RECEIPT:

On this 3rd day of June, 2025, Chicago Title Oklahoma - Commercial Escrow & Title Office, as the Title Company named in the foregoing Agreement, hereby acknowledges receipt of (i) three (3) counterparts of this Agreement executed by Seller and Purchaser and hereby agrees to act as Title Company in strict accordance with the terms of this Agreement.

Chicago Title Oklahoma
Commercial Escrow & Title Office

By:
Name:
As Agent for the Title Company

EXHIBIT A

PROPERTY

C - 1

EXHIBIT B

EXCLUDED PERSONAL PROPERTY

C - 2

EXHIBIT C

FORM OF SPECIAL WARRANTY DEED

C - 3

Prepared By Michael McKleroy Hinshaw & Culbertson LLP 1717 Main Street, Suite 3625 Dallas, TX 75201 After Recording Return To & Future Tax Bills to:

Space Above This Line for Recorder’s Use

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, is made as of, ________________, 2025 and effective this ____ day of _____________________, 2025, by THE GEO GROUP, INC., a Florida corporation (“Grantor”), having an mailing address of 4955 Technology Way, Boca Raton, Florida 33431, Attention Daniel E. Rebeor, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other and other valuable consideration, in hand paid, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell and convey unto STATE OF OKLAHOMA, a body politic (“Grantee”) whose address is _________________________________________, the following described real property and premises, situated in Comanche County, State of Oklahoma, to wit:

SEE LEGAL DESCRIPTION ON ATTACHED EXHIBIT A

TO HAVE AND TO HOLD the above granted and bargained premises, with the appurtenances thereof, unto the said Grantee, their administrators, successors and assigns forever. AND THE SAID GRANTOR does for themselves and their respective administrators, successors and assigns, hereby covenant with the said Grantee, their administrators, successors and assigns, that the granted premises are free from all encumbrances made by the Grantor, and that they warrant and will defend the same to the grantee and their assigns, and successors, forever, against the lawful claims and demands of all persons claiming by, through, or under the Grantor, but against none other.

TOGETHER WITH all the improvements thereon and the appurtenances thereunto belonging (the “Property”) subject to the following exceptions: (i)Taxes for the year 2025 and subsequent years, not yet due and payable; (ii) such matters as a complete and accurate survey would disclose; (iii)restrictions, reservations, easements, covenants and limitations of record which remain valid and enforceable; and validly enforceable zoning and/or other use restrictions imposed by applicable governmental authorities.

The affidavit required by 60 O.S. § 121 is attached hereto as Exhibit B.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE.]

[SIGNATURE PAGE TO DEED]

The GEO Group, Inc., a Florida Corporation

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF	FLORIDA	}
		}	ss.
COUNTY OF		}

THE FOREGOING INSTRUMENT was acknowledged before me by means of ☐ physical presence or ☐ online notarization, this ___ day of ______________, 2025, by __________________, as the ________________________________ of The GEO Group, Inc., a Florida Corporation, on behalf of the company, who either ☐ is personally known to me, or ☐ has produced a Florida driver’s license as identification.

GIVEN under my hand and official seal, this _______ day of _____________, 2025.

Commission Expires:	Notary Signature

Print Name:

EXHIBIT A

EXHIBIT B

OAG 2024-2 — NON-EXEMPT BUSINESS/TRUST

AFFIDAVIT OF LAND OWNERSHIP: NON-EXEMPT BUSINESS OR TRUST

STATE OF	)
	)	ss.
COUNTY OF	)

TO: THE ATTORNEY GENERAL OF THE STATE OF OKLAHOMA

Before me, the undersigned

_____________________________________________________________________

(list legal name and any aliases) (the “Affiant”), who, having been first duly sworn, deposes and states:

1.

I am eighteen (18) years of age or older and have personal knowledge of the statements made herein.

2.

I am a/an ________________________________________________________(role, such as titled officer or trustee) of

__________________________________________________________________ (legal name, along with any trade or fictitious names, of business, trust, or other legal entity) (referred to herein as the “Entity”). I am duly authorized to record this Affidavit on behalf of the Entity, which is taking title to the real property identified in the Deed to which this Affidavit is attached (the “Property”), and to bind the Entity for the consequences of any false statements in this Affidavit.

3.

This Affidavit is executed in accordance with and pursuant to 60 O.S. § 121, which provides in part as follows:

No alien or any person who is not a citizen of the United States shall acquire title to or own land in this state either directly or indirectly through a business entity or trust, except as hereinafter provided, but he or she shall have and enjoy in this state such rights as to personal property as are, or shall be accorded a citizen of the United States under the laws of the nation to which such alien belongs, or by the treaties of such nation with the United States, except as the same may be affected by the provisions of Section 121 et seq. of this title or the Constitution of this state. Provided, however, the requirements of this subsection shall not apply to a business entity that is engaged in regulated interstate commerce in accordance with federal law.

4.

The Entity acquired title to the Property in compliance with the requirements of 60 O.S. § 121 and no funding source was used in the sale or transfer of the Property in violation of section 121 or any other state or federal law.

5.

If the Entity is a trust, its grantee(s), trustees and all direct and contingent beneficiaries are United States citizens or bona fide residents of the State of Oklahoma. If the Entity is a business, its direct and indirect owner(s) is/are United States citizens(s) or bona fide residents of the State of Oklahoma.

6.

I acknowledge and understand that making or causing to be made a false statement in this affidavit may subject me to criminal prosecution for perjury and/or subject me and/or the Entity to being liable for actual damages suffered or incurred by any person or other entity as a result or consequence of the making of or reliance upon such false statement.

FURTHER AFFIANT SAYETH NOT.

________________________________ ________________________________

AFFIANT, individually and as authorized agent of the Entity Date

The foregoing instrument was subscribed and sworn to before me this ___ day of ________________, 20___, by ______________.

My Commission Expires: ________________________________ ________________________________

NOTARY PUBLIC

My Commission Number: ________________________________

Prepared By
Michael McKleroy Hinshaw & Culbertson LLP 1717 Main Street, Suite 3625 Dallas, TX 75201 After Recording Return To & Future Tax Bills to:

Space Above This Line for Recorder’s Use

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, is made as of, ___________________, 2025 and effective this ____ day of _____________________, 2025, by CPT OPERATING PARTNERSHIP L.P., a Delaware limited partnership (“Grantor”), having an mailing address of 4955 Technology Way, Boca Raton, Florida 33431, Attention Daniel E. Rebeor, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other and other valuable consideration, in hand paid, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell and convey unto STATE OF OKLAHOMA, a body politic (“Grantee”) whose address is _________________________________________, the following described real property and premises, situated in Comanche County, State of Oklahoma, to wit:

SEE LEGAL DESCRIPTION ON ATTACHED EXHIBIT A

TO HAVE AND TO HOLD the above granted and bargained premises, with the appurtenances thereof, unto the said Grantee, their administrators, successors and assigns forever. AND THE SAID GRANTOR does for themselves and their respective administrators, successors and assigns, hereby covenant with the said Grantee, their administrators, successors and assigns, that the granted premises are free from all encumbrances made by the Grantor, and that they warrant and will defend the same to the grantee and their assigns, and successors, forever, against the lawful claims and demands of all persons claiming by, through, or under the Grantor, but against none other.

TOGETHER WITH all the improvements thereon and the appurtenances thereunto belonging (the “Property”) subject to the following exceptions: (i)Taxes for the year 2025 and subsequent years, not yet due and payable; (ii) such matters as a complete and accurate survey would disclose; (iii)restrictions, reservations, easements, covenants and limitations of record which remain valid and enforceable; and validly enforceable zoning and/or other use restrictions imposed by applicable governmental authorities.

The affidavit required by 60 O.S. § 121 is attached hereto as Exhibit B.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE.]

SIGNATURE PAGE

CPT Operating Partnership L.P., a Delaware limited partnership

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF	FLORIDA	}
		}	ss.
COUNTY OF		}

THE FOREGOING INSTRUMENT was acknowledged before me by means of ☐ physical presence or ☐ online notarization, this ___ day of ______________, 2025, by ___________________, as the ____________________________ of CPT Operating Partnership, L.P., a Delaware limited partnership, on behalf of the company, who either ☐ is personally known to me, or ☐ has produced a Florida driver’s license as identification.

GIVEN under my hand and official seal, this _______ day of _____________, 2025.

Commission Expires:		Notary Signature

Print Name:

EXHIBIT A

EXHIBIT B

OAG 2024-2 — NON-EXEMPT BUSINESS/TRUST

AFFIDAVIT OF LAND OWNERSHIP: NON-EXEMPT BUSINESS OR TRUST

STATE OF	)
	)	ss.
COUNTY OF	)

TO: THE ATTORNEY GENERAL OF THE STATE OF OKLAHOMA

Before me, the undersigned

_____________________________________________________________________

(list legal name and any aliases) (the “Affiant”), who, having been first duly sworn, deposes and states:

1.

I am eighteen (18) years of age or older and have personal knowledge of the statements made herein.

2.

I am a/an ________________________________________________________(role, such as titled officer or trustee) of

__________________________________________________________________ (legal name, along with any trade or fictitious names, of business, trust, or other legal entity) (referred to herein as the “Entity”). I am duly authorized to record this Affidavit on behalf of the Entity, which is taking title to the real property identified in the Deed to which this Affidavit is attached (the “Property”), and to bind the Entity for the consequences of any false statements in this Affidavit.

3.

This Affidavit is executed in accordance with and pursuant to 60 O.S. § 121, which provides in part as follows:

No alien or any person who is not a citizen of the United States shall acquire title to or own land in this state either directly or indirectly through a business entity or trust, except as hereinafter provided, but he or she shall have and enjoy in this state such rights as to personal property as are, or shall be accorded a citizen of the United States under the laws of the nation to which such alien belongs, or by the treaties of such nation with the United States, except as the same may be affected by the provisions of Section 121 et seq. of this title or the Constitution of this state. Provided, however, the requirements of this subsection shall not apply to a business entity that is engaged in regulated interstate commerce in accordance with federal law.

4.

The Entity acquired title to the Property in compliance with the requirements of 60 O.S. § 121 and no funding source was used in the sale or transfer of the Property in violation of section 121 or any other state or federal law.

5.

If the Entity is a trust, its grantee(s), trustees and all direct and contingent beneficiaries are United States citizens or bona fide residents of the State of Oklahoma. If the Entity is a business, its direct and indirect owner(s) is/are United States citizens(s) or bona fide residents of the State of Oklahoma.

6.

I acknowledge and understand that making or causing to be made a false statement in this affidavit may subject me to criminal prosecution for perjury and/or subject me and/or the Entity to being liable for actual damages suffered or incurred by any person or other entity as a result or consequence of the making of or reliance upon such false statement.

FURTHER AFFIANT SAYETH NOT.

________________________________ ________________________________

AFFIANT, individually and as authorized agent of the Entity Date

The foregoing instrument was subscribed and sworn to before me this ___ day of ________________, 20___, by _________________.

My Commission Expires: ________________________________ ________________________________

NOTARY PUBLIC

My Commission Number: ________________________________

EXHIBIT D

FORM OF BILL OF SALE

BILL OF SALE

THE STATE OF	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

THAT The GEO Group, Inc., a corporation Florida (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by State of Oklahoma, a body politic (“Purchaser”), the receipt of which is hereby acknowledged, has Sold, Delivered and Assigned, and by these presents does Sell, Deliver and Assign, unto Purchaser all of its right, title and interest in and to the following described property, to-wit:

All tangible personal property owned by Seller and located on, used in connection with the management, operation, or repair of the Real Property (as defined in the Agreement) or attached to the real property (“Personal Property”), which personal property excludes the personal property listed on Exhibit “A” attached hereto and made a part hereof for all purposes.

TO HAVE AND TO HOLD the Personal Property unto Purchaser and Purchaser’s successors and assigns forever.

PURCHASER ACKNOWLEDGES AND AGREES THAT THE PERSONAL PROPERTY IS CONVEYED “AS IS, WHERE IS” AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE PERSONAL PROPERTY, THE INCOME TO BE DERIVED THEREFROM, OR THE QUALITY, ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PERSONAL PROPERTY, except for a Warranty of Title and those representations and warranties made by Grantor to Grantee in that certain Purchase and Sale Agreement dated ***Purchase Agreement Month Executed***, ***Purchase Agreement Year Executed*** (the “Agreement”).

Notwithstanding the foregoing to the contrary, Seller warrants that as of the execution date of this Bill of Sale, it is the owner of the Personal Property, that the Personal Property is free from all liens and encumbrances, and that Seller has the right to transfer title and deliver possession of the Personal Property to the Purchaser.

EXECUTED this ____ day of _________, 2025.

SELLER:

The GEO Group, Inc., a Florida corporation

By:
Name:
Title:

EXHIBIT A

EXCLUDED PERSONAL PROPERTY

BILL OF SALE

THE STATE OF	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	§

THAT CPT Operating Partnership L.P., a Delaware limited partnership (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by State of Oklahoma, a body politic (“Purchaser”), the receipt of which is hereby acknowledged, has Sold, Delivered and Assigned, and by these presents does Sell, Deliver and Assign, unto Purchaser all of its right, title and interest in and to the following described property, to-wit:

All tangible personal property owned by Seller and located on, used in connection with the management, operation, or repair of the Real Property (as defined in the Agreement) or attached to the real property (“Personal Property”), which personal property excludes the personal property listed on Exhibit “A” attached hereto and made a part hereof for all purposes.

TO HAVE AND TO HOLD the Personal Property unto Purchaser and Purchaser’s successors and assigns forever.

PURCHASER ACKNOWLEDGES AND AGREES THAT THE PERSONAL PROPERTY IS CONVEYED “AS IS, WHERE IS” AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE PERSONAL PROPERTY, THE INCOME TO BE DERIVED THEREFROM, OR THE QUALITY, ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PERSONAL PROPERTY, except for a Warranty of Title and those representations and warranties made by Grantor to Grantee in that certain Purchase and Sale Agreement dated June 3, 2025 (the “Agreement”).

Notwithstanding the foregoing to the contrary, Seller warrants that as of the execution date of this Bill of Sale, it is the owner of the Personal Property, that the Personal Property is free from all liens and encumbrances, and that Seller has the right to transfer title and deliver possession of the Personal Property to the Purchaser.

EXECUTED this ____ day of _________, 2025.

SELLER:

CPT Operating Partnership L.P., a Delaware limited partnership

By:
Name:
Title:

EXHIBIT A

EXCLUDED PERSONAL PROPERTY

EXHIBIT E

FORM OF GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

THE STATE OF         §

      §

COUNTY OF          §

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), made effective as of the _____ day of __________, 2025, by and between CPT Operating Partnership L.P., a Delaware limited partnership (“Assignor”) and State of Oklahoma, a body politic (hereinafter referred to as the “Assignee”);

RECITALS:

Assignor has this day conveyed the real property (and improvements thereon) described on Exhibit A attached hereto and made a part hereof (such real property and improvements being hereinafter called the “Premises”) to Assignee. Assignor desires to convey all of its right, title and interest in and to the incidental rights and appurtenances relating to the Premises as more fully described below.

AGREEMENTS:

For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET-OVER and DELIVER unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the following (collectively, the “Assigned Property”):

1. All permits, licenses, certificates of occupancy, warranties, telephone exchange numbers, architectural or engineering plans and specifications and governmental approvals which relate to the Premises, the improvements or the personal property located thereon or related thereto; and

2. The service, maintenance, supply, operating contracts or other agreements more particularly described on Exhibit B attached hereto and made a part hereof (the “Contracts”).

TO HAVE AND TO HOLD the above rights and interests unto Assignee, its successors and assigns, forever and Assignor does hereby bind itself and its successors and assigns, to warrant and forever defend, all and singular the rights of Assignor under the above described interests unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim same or any part thereof by, through or under Assignor, but not otherwise.

Assignee hereby accepts the foregoing assignment of the Contracts and hereby assumes all duties and obligations of Assignor thereunder, to the extent such duties and obligations arise or accrue from and after the date of this Assignment.

ASSIGNEE ACKNOWLEDGES AND AGREES THAT THE ASSIGNED PROPERTY IS CONVEYED “AS IS, WHERE IS” AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE ASSIGNED PROPERTY, THE INCOME TO BE DERIVED THEREFROM, OR THE QUALITY, ENFORCEABILITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE INTANGIBLE PROPERTY.

This Assignment may be executed in one or more counterparts (by facsimile or otherwise), each such counterpart being an original hereof and all such counterparts taken together constituting but one and the same instrument and agreement.

All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

ASSIGNOR:

CPT Operating Partnership L.P., a Delaware limited partnership

By:
Name:
Title:

ASSIGNEE:

State of Oklahoma, a body politic

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

LIST OF CONTRACTS